Wintrust Financial Corporation
                727 North Bank Lane, Lake Forest, Illinois 60045


FOR IMMEDIATE RELEASE
---------------------
February 20, 2002

FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, President/CEO - Wintrust Financial Corporation, (847) 615-4096 David A. Dykstra, CFO - Wintrust Financial Corporation, (847) 615-4096
Raymond L. Kratzer, Managing Principal - Wayne Hummer Investments LLC,
(800) 621-4477

               WINTRUST FINANCIAL CORPORATION ANNOUNCES CLOSING OF
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                ACQUISITION OF WAYNE HUMMER INVESTMENTS LLC AND
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                        WAYNE HUMMER MANAGEMENT COMPANY
                        -------------------------------

         LAKE FOREST, ILLINOIS - Wintrust Financial Corporation (Wintrust) (Nasdaq: WTFC) announced today the completion of its previously announced pending acquisition of 100% of the ownership interest of Wayne Hummer Investments LLC, Wayne Hummer Management Company and Focused Investments LLC (collectively the "Wayne Hummer Companies"). The Wayne Hummer Companies are based in Chicago, Illinois and have seventy-one years' history of providing financial services. Interestingly, Wayne Hummer Investments was founded exactly seventy-one years ago today, on February 20, 1931. The Wayne Hummer brand name is well known and respected in the Chicago metropolitan area and its client base is nationwide. In fact, Wayne Hummer Investments is the oldest brokerage firm headquartered in Chicago that has continuously operated using the same brand name. Accordingly, Wintrust intends to use the Wayne Hummer name in its brokerage, trust and asset management operations.

         Edward J. Wehmer, President and CEO of Wintrust, and Raymond L. Kratzer, Wayne Hummer Investment's Managing Principal, indicated that "This transaction is a win-win situation for both companies and more importantly for our customers. In both firms, the clients' interests always come first. As we have worked together since announcing the transaction, we have become even more convinced about the positive impact this merger will have on the combined organization."

         The purchase price of $28 million consists of $8 million of cash, 508,495 shares of Wintrust's common stock and $5 million of deferred cash payments to be made over a three-year period subsequent to the closing date. Wintrust could pay additional contingent considerations upon the attainment of certain performance objectives over the next five years. The shares issued in the transaction will not be registered under the Securities Act of 1933 and will be restricted until

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a  resale  registration  statement  is  filed  and  declared  effective  by  the
Securities and Exchange Commission that is expected to be completed shortly. Additionally, the Wayne Hummer mutual fund shareholders are required to vote on the continuation of the investment advisory contracts after the closing.

         The transaction is expected to be slightly accretive to Wintrust's 2002 earnings. Additional positive impact should be experienced to the extent that amounts currently invested in the money market mutual funds are transferred into bank deposits and invested in earning assets at Wintrust banks.

         Wintrust is a $2.7 billion asset financial holding company whose common stock is traded on the Nasdaq Stock Market(R). In addition to the Wayne Hummer Companies, Wintrust operates seven community banks and three other non-bank subsidiaries. Its seven suburban Chicago community bank subsidiaries, each of which was founded as a de novo bank beginning in December 1991, are located in high income retail markets -- Lake Forest Bank and Trust Company, Hinsdale Bank and Trust Company, North Shore Community Bank and Trust Company in Wilmette, Libertyville Bank and Trust Company, Barrington Bank and Trust Company, Crystal Lake Bank and Trust Company and Northbrook Bank and Trust Company. The banks also operate facilities in Lake Bluff, Highwood, Glencoe, Winnetka, Clarendon Hills, Western Springs, Skokie, Wauconda, McHenry and Hoffman Estates, Illinois. Additionally, Wintrust operates three non-bank subsidiaries. First Insurance Funding Corporation, one of the largest commercial insurance premium finance companies operating in the United States, serves commercial loan customers throughout the country. Wintrust Asset Management Company, N.A., a trust subsidiary, allows Wintrust to serve customers' trust and investment needs at each banking location. Tricom, Inc. provides short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States. Currently, Wintrust operates a total of 30 banking offices and is in the process of constructing several additional banking facilities. All of Wintrust's banking subsidiaries are locally managed with large local boards of directors.

                           Forward-Looking Information
                           ---------------------------

         This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to the integration of the Wayne Hummer Companies with Wintrust, the combination of their businesses and projected revenue, as well as profitability and earnings outlook. Actual results could differ materially from those addressed in the
forward-looking   statements   due  to  factors  such  as  changes  in  economic
conditions,

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unanticipated   changes  in  interest  rates  that  negatively   impact  growth,
competition and the related pricing of brokerage and asset management products, future events that may cause unforeseen losses on margin or other customer advances, slower than anticipated development and growth of WHI and WHMC
business  or  unanticipated  business  declines,   unforeseen   difficulties  in
integrating the acquisition or higher than expected operational costs, failure to obtain mutual fund shareholder approval of investment advisory contract continuation, difficulties in effecting a transfer of the money market mutual funds into bank deposit products, unforeseen changes in the securities and asset management industry, difficulties in adapting successfully to technological changes as needed to compete effectively in the marketplace, and the ability to attract and retain experienced key management. Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements.


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